UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): August 5, 2024

 CHEWY, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-38936	90-1020167
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7700 West Sunrise Boulevard Plantation, Florida	33322
(Address of Principal Executive Offices)	(Zip Code)
(786) 320-7111
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	CHWY	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of Chief Accounting Officer and Removal of Interim Chief Accounting Officer

On August 5, 2024, the Board of Directors (the “Board”) of Chewy, Inc. (the “Company”) approved the appointment of William Billings as the Company’s Chief Accounting Officer (the “CAO”) and principal accounting officer (the “PAO”), effective as of the date that Mr. Billings commences employment with the Company, which is expected to be on August 12, 2024 (the “CAO Employment Date”). In connection with Mr. Billings’ appointment, on August 5, 2024, the Board removed David Reeder as the interim CAO and interim PAO, effective as of the CAO Employment Date. Mr. Reeder will continue to serve as the Company’s Chief Financial Officer and principal financial officer.

Mr. Billings, age 48, previously served as the Vice President of Finance and Chief Accounting Officer of GlobalFoundries, Inc., a semiconductor manufacturer, from November 2021 until July 2024, where he was responsible for overseeing global finance and accounting operations. Prior to that, Mr. Billings was Vice President of Accounting and Chief Accounting Officer at Coursera, Inc., an online course provider, from August 2021 to November 2021. Mr. Billings previously served as the Global Corporate Controller of Airbnb, Inc., an online marketplace for lodging and tourism activities, from July 2019 to August 2021 and the Vice President of Finance and Global Controller at World Fuel Services Corporation, an energy, commodities and services company, from November 2015 to July 2019. Mr. Billings also served in controllership roles for both General Electric Company from November 2013 to October 2015 and McDermott International Ltd. from June 2010 to November 2013. Mr. Billings has served as a director of Knightscope, Inc. since February 2024, and of Sucro Sourcing LLC since May 2024. Mr. Billings is a certified public accountant and holds a Bachelor of Science degree in accounting from Southern University A&M and a Master of Business Administration degree from Rice University. Mr. Billings’ appointment as CAO was not pursuant to any arrangement or understanding between him and any other person. There are no familial relationships or related party transactions with the Company that would require disclosure under Items 401(d) or 404(a) of Regulation S-K in connection with his appointment.

In connection with his appointment, the Company and Mr. Billings entered into an offer letter (the “Offer Letter”) providing the following compensation terms: (i) an annual base salary of $400,000; (ii) eligibility to receive a new hire equity grant with a value of $1,100,000 as of the grant date (subject to the Board’s approval following the CAO Employment Date), which will be granted in restricted stock units of the Company (“RSUs”) (the number of RSUs will be calculated by dividing $1,100,000 by the average of the closing price of the Company’s stock of all trading days within the month of the CAO Employment Date) that will vest 25% on the first anniversary of the first day of the calendar month of the CAO Employment Date (the “Vesting Commencement Date”), and 6.25% every three months thereafter; (iii) eligibility to receive an additional equity grant with a value of $2,100,000 as of the grant date (subject to the Board’s approval following the CAO Employment Date), which will be granted in RSUs (the number of RSUs will be calculated by dividing $2,100,000 by the average of the closing price of the Company’s stock of all trading days within the month of the CAO Employment Date) that will vest (a) 47% on the first anniversary of the Vesting Commencement Date, (b) 31% on the second anniversary of the Vesting Commencement Date, and (c) 22% on the third anniversary of the Vesting Commencement Date; (iv) eligibility to participate in the Company’s Annual Short-Term Incentive Plan, beginning in 2024 with a target bonus equal to 75% of eligible earnings; (v) eligibility to receive an annual equity grant (with such 2024 annual equity grant subject to the Board’s approval following the CAO Employment Date) with an award value of 275% of Mr. Billings’ annual base salary at the time of grant, granted (a) 75% in RSUs that will vest at a rate of 25% on the first anniversary of the first day of the next calendar month following the beginning of the fiscal year, and 6.25% every three months thereafter, and (b) 25% in performance-based RSUs that will be subject to vesting at the end of a three-year period of employment, which vesting period is inclusive of a one fiscal year Company performance-based measurement period (the number of RSUs granted will be calculated by dividing the equity grant dollar amount by the average closing stock price on each of the 20 trading days preceding the grant date); (vi) eligibility for unlimited paid time off subject to the needs of the Company; and (vii) eligibility to participate in the Company’s benefit programs, including medical, dental, and vision coverage. The RSUs and performance-based RSUs described above will be subject to the Board’s approval and to the terms and conditions of award agreements that are substantially consistent with the award agreements issued to other officers of the Company.

Separation Agreement

As previously announced, Stacy Bowman, the Company’s former CAO and PAO, resigned from the Company on August 9, 2024. In connection with Ms. Bowman’s termination of employment, the Company and Ms. Bowman entered into a separation agreement (the “Separation Agreement”) providing for a lump sum cash severance payment of $249,000, subject to a general release of claims in favor of the Company. The foregoing description of the Separation Agreement is only a summary and is qualified in its entirety by the full text of the Separation Agreement, a copy of which will be filed with the Company’s Quarterly Report on Form 10-Q for the quarter ended October 27, 2024.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHEWY, INC.

Date:	August 9, 2024	By:	/s/ Da-Wai Hu
Da-Wai Hu
General Counsel and Secretary